Exhibit 10.32

IRREVOCABLE GUARANTY AND UNDERTAKING

The undersigned, __________ (“Guarantor”), is entering into this Irrevocable Guaranty and Undertaking (this “Guaranty”), effective as of ________ [insert date of closing of Merger Agreement] (the “Effective Date”), for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and agrees with, and irrevocably undertakes to, Rimon Gold Assets Ltd. (“Lender”), as follows:

WHEREAS, Guarantor is the sole shareholder of Wize Pharma Ltd. (“Borrower”);

WHEREAS, Borrower and Lender are parties to that certain (i) Convertible Loan Agreement dated as of March 20, 2016 (as amended on March 30, 2016, the “First Loan Agreement”), and (ii) Convertible Loan Agreement dated as of January 12, 2017 (as assigned to the Lender, the “Second Loan Agreement” and together with the First Loan Agreement, the “Loan Agreement”; and the loans granted to Borrower thereunder, together with the interest accrued thereon, being referred to herein collectively as the “Loan Amount”);

WHEREAS, on May __, 2017, Lender provided its consent letter to Borrower (the “Consent Letter”) in connection with the Loan Agreement and the Merger Agreement (as defined therein) that contemplated the execution of this Guarantee;

NOW, THEREFORE, with reference to the above recitals and in reliance thereon, and intending to be legally bound hereby, Guarantor agrees as follows:

Section 1. Term. This Guarantee, and the Guarantor’s obligations hereunder, is effective as of the Effective Date and shall terminate and expire only upon the time that all Obligations (as defined below) are discharged in full, including without limitation, the full and timely repayment of the Loan Amount to Lender in accordance with the Loan Agreement (including by way of conversion thereof into shares of Guarantor as contemplated by the Consent Letter). Notwithstanding the foregoing and any provision of the Loan Agreement to the contrary, the liability of Guarantor hereunder shall be reinstated and revived and the rights of Lender shall continue if and to the extent that for any reason any payment by or on behalf of Guarantor or Borrower is rescinded or must be otherwise restored by Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.

Section 2. Representations and Warranties. Guarantor hereby represents and warrants to Lender as follows: (a) it is a company duly incorporated and validly existing and in good standing under the laws of its jurisdiction; (b) it has all necessary power and authority to enter into and to perform its obligations under this Guarantee, and the execution, delivery and performance by Guarantor of this Guarantee has been duly authorized by all necessary corporate action on the part of Guarantor; (c) this Guarantee constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms, and (d) there is no action, suit or proceeding affecting Guarantor pending or, to Guarantor’s knowledge, threatened before any court, arbitrator, or governmental authority which is or is reasonably likely to have a material adverse effect on the ability of Guarantor to perform its obligations under this Guaranty. Guarantor undertakes to Lender that all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true so long as this Guaranty remains in effect.

Section 3. Guaranty. Guarantor hereby unconditionally, absolutely, continuously and irrevocably guarantees to Lender, the full performance when due of, and compliance with, all covenants, obligations, agreements and undertakings, whether now in existence or hereafter arising, of Borrower to Lender pursuant to the Loan Agreement, including, without limitation, the repayment of the Loan Amount to Borrower in accordance with the Loan Agreement and any and all expenses of Lender involved in the realization of the collateral security and institution of proceedings for collection (the “Obligations”).

Section 4. Nature of Guaranty. The obligation of Guarantor to Lender hereunder is irrevocable, absolute, continuing and unconditional. This Guaranty is a guaranty of performance and payment and not just collection. The obligations of Guarantor provided herein are independent of Borrower’s obligations and separate actions may be brought against Guarantor. The obligations of Guarantor hereunder shall not be in any way discharged, released, or impaired or otherwise affected, and the rights of Lender hereunder shall not be in any way diminished or otherwise affected, by (i) any insolvency or bankruptcy of Borrower; (ii) any failure or delay on the part of Lender, whether with or without fault on its part, in enforcing the Obligations; (iii) the existence of any claims, set-off or other rights which Guarantor may have at any time against Borrower, whether in connection herewith or any unrelated transactions; (iv) each and every other defense to which Guarantor might be entitled or any other circumstances which might be deemed to constitute a legal or equitable defense of Guarantor; it being understood, however, that the liability of Guarantor to cause the performance of the Obligations shall be subject to the express provisions, including any limitations, exculpations or adjustments, contained in the Loan Agreement and that all defenses, claims, counterclaims, rights, benefits and privileges of the Borrower shall be unconditionally available also to the Guarantor as if they were originally granted to the Guarantor. This Guaranty is also subject to the following limitations: (a) Lender may only make a demand under this Guaranty upon or after the occurrence of a breach of the Loan Agreement and provided that such demand is simultaneously made to Borrower; and (b) Guarantor shall be entitled to raise any defenses available to the Borrower.

Section 5. General Waivers. The Guarantor hereby acknowledges and/or waives: (a) any right it may have under Section 12 of the Israeli Guarantee Law to receive title and interest to any lien granted by Borrower to Lender, and the provisions of Section 12 of the Israeli Guarantee Law shall not apply to the Guarantor or to this Guaranty; and (b) any right it may have under Section 15 of the Israeli Guarantee Law to revoke this Guaranty, whether or not any obligation of Borrower has been created or matured, and the provisions of Section 15 of the Israeli Guarantee Law shall not apply to the Guarantor or to this Guaranty. Without derogating from the last sentence of Section 4, Guarantor hereby consents and agrees that, without notice to or by Guarantor and without affecting or impairing in any way the obligations or liability of Guarantor hereunder, Lender may, from time to time before or after revocation of this Guaranty, do any one or more of the following in Lender’s sole and absolute discretion: (a) accelerate, accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Obligations; (b) grant any other indulgence to Borrower or any other person in respect of any or all of the Obligations or any other matter; (c) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Obligations or any guaranty of any or all of the Obligations, or on which Lender at any time may have a lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (d) substitute or add, or take any action or omit to take any action which results in the release of, any one or more endorsers or guarantors of all or any part of the Obligations, regardless of any destruction or impairment of any right of contribution or other right of Guarantor; and (e) amend, alter or change in any respect whatsoever any term or provision relating to any or all of the Obligations, including the rate of interest thereon.

Section 6. Guarantor Additional Undertakings. Guarantor hereby further undertakes that it shall not, without the prior written consent of Lender, take any of the following actions:

(a)	declare or pay any dividends (other than a stock dividend or stock split or reverse split) or make any distributions to its shareholders, including by way of repurchasing any shares of Guarantor;

(b)	incur or assume any indebtedness for borrowed money, other than (i) trade payables incurred in the ordinary course of business, and (ii) indebtedness that is effectively subordinated to the Obligations guaranteed hereunder under a subordination agreement reasonably acceptable to Lender;

(c)	issue or create any lien or encumbrance in connection with any indebtedness for borrowed money, except for liens and encumbrances that are (i) purchase money security interests for equipment leases, (ii) effectively subordinated to the Obligations guaranteed hereunder under a subordination agreement reasonably acceptable to Lender, or (iii) in the ordinary course of business;

(d)	make any loan or other extension of credit to any person that is not wholly owned by Guarantor, except for loans and other extensions of credit granted in the ordinary course of business;

(e)	materially change the general nature of its business;

(f)	consummate, by way of merger, consolidation or otherwise, any change of control of Borrower; or

(g)	sell or otherwise dispose of any of its material assets or rights, other than in the ordinary course of business.

Section 7. Taxes. The applicable provisions of the Loan Agreement concerning taxes shall apply hereunder, mutatis mutandis.

Section 8. Subordination. Any indebtedness or other monetary obligation of Borrower now or hereafter held by or owing to Guarantor is hereby subordinated in time and right of payment to all obligations of Borrower to Lender.

Section 9. Payment of Expenses. Guarantor shall pay, promptly on demand, all expenses incurred by Lender in enforcing this Guaranty.

Section 10. General. This Guaranty shall inure to the benefit of and shall be enforceable by Lender and its permitted successors and assigns. This Guaranty shall not be assigned by Guarantor without the prior written approval of Lender. If any term or provision hereof is declared to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable. This Guaranty constitutes the full and entire understanding and agreement between the Guarantor and the Lender with regard to the subject matters hereof, and supersedes any prior understandings or agreements by or among such parties, written or oral, to the extent they relate in any way to the subject matter hereof. Any term of this Guaranty may be amended and the observance of any term of this Guaranty may be waived only with the written consent of the Guarantor and the Lender. No failure on the part of Lender to exercise, no delay in exercising and no course of dealing with respect to, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Guaranty has been executed effective as of the Effective Date set forth above.

Guarantor:

Wize Pharma Inc.

By:
Name:
Title:

Lender:

Rimon Gold Assets Ltd.

By:
Name:
Title:

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